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AT&T Reports Record 2.8 Million Wireless Net Adds, Strong U-verse Sales, Continued Revenue Gains in the Fourth Quarter

▪	$0.18 diluted EPS, $0.55 excluding significant items; compared to $0.46 diluted EPS and $0.50 per diluted share when excluding significant items in the year-earlier period

▪	Consolidated revenues of $31.4 billion in the fourth quarter, up $653 million, or 2.1 percent, versus the year-earlier period

▪	9.9 percent growth in wireless revenues, with a 9.6 percent increase in wireless service revenues

▪
Best-ever wireless net adds, with a more than 2.8 million increase in total wireless subscribers to reach 95.5 million subscribers in service; full-year wireless net adds totaled 8.9 million, the company’s best-ever annual total

▪	Continued expansion in new wireless growth areas; connected devices up a record 1.5 million, iPad- and Android-based tablets up 442,000

▪	27.4 percent growth in wireless data revenues, up $1.1 billion versus the year-earlier quarter

▪	Postpaid subscriber ARPU (average monthly revenues per subscriber) up 2.2 percent to $62.88, the eighth consecutive quarter with a year-over-year increase

▪	Best-ever fourth-quarter total wireless churn at 1.32 percent; 1.15 percent postpaid churn, matching previous best-ever fourth-quarter level

▪	Second consecutive quarter of year-over-year growth in wireline consumer revenues, driven by AT&T U-verse® services

▪	246,000 net gain in AT&T U-verse TV subscribers to reach nearly 3 million in service, with continued high broadband and voice attach rates

▪	28.5 percent growth in wireline consumer IP data revenues, driven by AT&T U-verse expansion

▪	210,000 net gain in wireline broadband connections

▪	17.1 percent growth in revenues from strategic business services such as Ethernet, Virtual Private Networks (VPNs), hosting and application services, the largest increase during the year

Note: AT&T's fourth-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. ET on Thursday, Jan. 27, 2011, at www.att.com/investor.relations.

DALLAS, Jan. 27, 2011 — AT&T Inc. (NYSE:T) today reported fourth-quarter results highlighted by revenue growth, record wireless net adds, strong U-verse services sales and gains in IP-based and strategic business services revenues.

“We had another strong quarter and a solid year,” said Randall Stephenson, AT&T chairman and chief executive officer. “Our major growth platforms – mobile broadband, U-verse and strategic business services – continue to set the pace for the industry, and we’re still early in the growth cycle for all of these areas. Progress across these growth platforms, combined with continued progress on our cost-improvement initiatives, drive our positive outlook.

“2011 is the year when we’ll take mobile broadband to the next level,” Stephenson said. “We’re seeing 4G speeds today in areas of key markets, we’ve accelerated our LTE deployment plans, and we expect to add 20 4G devices to our lineup this year. AT&T has led the mobile broadband revolution, and we are well positioned to drive the industry’s next waves of innovation and growth.”

Fourth-Quarter Financial Results

For the quarter ended December 31, 2010, AT&T's consolidated revenues totaled $31.4 billion, up $653 million, or 2.1 percent, versus the year-earlier quarter, marking the company's fourth consecutive quarter with a year-over-year revenue increase.

Compared with results for the fourth quarter of 2009, operating expenses were $29.3 billion versus $26.1 billion; operating income was $2.1 billion, down from $4.6 billion; and AT&T's operating income margin was 6.7 percent, compared to 14.9 percent. Excluding fourth-quarter significant items, operating expenses were $25.8 billion versus $25.6 billion, operating income was $5.6 billion, compared to $5.1 billion, and operating income margin was 17.7 percent, compared to 16.6 percent.

Fourth-quarter 2010 net income attributable to AT&T totaled $1.1 billion, or $0.18 per diluted share. Excluding a one-time charge of $0.26 from a previously disclosed pension accounting change; a $0.09 charge for severance costs; and a $0.02 charge for asset impairments, adjusted earnings per share was $0.55. These results compare with reported net income attributable to AT&T of $2.7 billion, or $0.46 per diluted share, in the fourth quarter of 2009. Excluding significant items, earnings per share for the fourth quarter of 2009 was $0.50 per diluted share. Excluding significant items, fourth-quarter 2010 earnings per share was up 10.0 percent versus the fourth quarter of 2009.

Fourth-quarter 2010 cash from operating activities totaled $9.6 billion, and capital expenditures totaled $6.6 billion. Free cash flow — cash from operating activities minus capital expenditures — totaled $3.1 billion.

Full-Year Results, Outlook

For the full year 2010, compared with 2009 results, AT&T's consolidated revenues totaled $124.3 billion versus $122.5 billion; operating expenses were $104.7 billion, compared with $101.5 billion; net income attributable to AT&T was $19.9 billion versus $12.1 billion; and earnings per diluted share was $3.35 compared with $2.05. Earnings per share, excluding significant items, totaled $2.29, compared with $2.07, an increase of 10.6 percent for the year.

Compared with 2009 results, AT&T's full-year cash from operating activities totaled $35.0 billion, up from $34.4 billion. Capital expenditures, including capitalized interest, totaled $20.3 billion versus $17.3 billion, including a more than 50 percent increase in wireless-related capital investment versus the year earlier, as AT&T aggressively deployed next-generation wireless broadband networks; and free cash flow totaled $14.7 billion, compared with $17.1 billion.

In 2011, AT&T expects consolidated revenue growth in conjunction with an expansion in consolidated, wireline and wireless operating margins, including wireless service margins. Achieving these targets will lead to expected mid-single digit or better earnings per share growth versus 2010 earnings, excluding changes in capitalized interest. (In 2011, AT&T will no longer capitalize interest expense attributable to the company's LTE-related spectrum purchases. The impact of the change would have reduced earnings per share by $0.07 in 2010. Therefore, projected earnings growth is based on a 2010 earnings per share number of $2.22.)

AT&T also expects modest improvement in free cash flow, with capital expenditures in the low-to-mid $19 billion range, as increases in wireless spending will be offset by lower wireline capital expenditures and the elimination of capitalized interest in LTE spectrum.

Wireless Operational Highlights

Led by record subscriber additions, AT&T delivered continued strong growth in its wireless business in the fourth quarter, including wireless service revenue gains. The fourth quarter was also the first quarter in the company’s history in which wireless revenues exceeded wireline revenues. Highlights included:

Best-Ever Subscriber Gain. AT&T posted a net gain in total wireless subscribers of 2.8 million, to reach 95.5 million in service, the best net gain in the company’s history. Full-year wireless net adds totaled 8.9 million (adjusted for mergers and acquisitons), the company’s best-ever annual total. Fourth-quarter net add growth reflects rapid adoption of smartphones, increases in prepaid subscribers, strength in the reseller channel and a record quarter in connected devices such as eReaders, security systems, fleet management and a host of other products. AT&T also had a another strong tablet quarter, a new growth area for the company. It added 442,000 iPad- and Android-based tablets to its network, with more than 90 percent of these booked to the prepaid category.

Retail net adds for the quarter include postpaid net adds of 400,000 and prepaid net adds of 307,000. Connected device net adds were 1.5 million, and reseller net adds were 595,000.

Churn at Record Fourth-Quarter Levels. Postpaid churn was 1.15 percent, matching last year’s best-ever fourth-quarter record. Total churn was a record-low fourth-quarter level of 1.32 percent versus 1.42 percent in the fourth quarter of 2009.

Continued Strength in Integrated Device Sales. AT&T continued to grow its base of integrated device subscribers. More than 7.4 million postpaid integrated devices were sold in the fourth quarter, including the second-largest quarterly number of upgrades in the company’s history. Integrated device sales included 4.1 million iPhone activations. More than 80 percent of postpaid sales were integrated devices.(Integrated devices are handsets with QWERTY or virtual keyboards in addition to voice functionality and are a key driver of wireless data usage.)

At the end of the quarter, 61.0 percent of AT&T's 68.0 million postpaid subscribers had integrated devices, up from 46.8 percent a year earlier. The average ARPU for integrated devices on AT&T's network is 1.7 times that of the company's non-integrated device base. More than 80 percent of integrated device subscribers are on FamilyTalk and/or business discount plans. Churn levels for these subscribers are significantly lower than for other postpaid subscribers.

Continued Strong Wireless Revenue Growth. Wireless service revenues increased 9.6 percent, to $13.8 billion, in the fourth quarter. Total wireless revenues, which include equipment sales, were up 9.9 percent year over year to $15.2 billion.

Robust Growth in Wireless Data Revenues. Wireless data revenues — driven by messaging, Internet access, access to applications and related services — increased $1.1 billion, or 27.4 percent, from the year-earlier quarter to $4.9 billion. AT&T postpaid wireless subscribers on monthly data plans increased by 20.4 percent over the past year. Versus the year-earlier quarter, total text messages carried on the AT&T network increased by nearly 29 percent to 173.1 billion, and multimedia messages increased by 75.0 percent to 3.9 billion.

Further Postpaid ARPU Growth. Driven by strong data growth, postpaid subscriber ARPU increased 2.2 percent versus the year-earlier quarter to $62.88. This marked the eighth consecutive quarter AT&T has posted a year-over-year increase in postpaid ARPU. Postpaid data ARPU reached $22.64, up 17.8 percent versus the year-earlier quarter.

Wireless Margins. Fourth-quarter wireless margins reflected increased operating costs associated with strong integrated device activations and high customer upgrade levels, offset in part by improved operating efficiencies and further revenue growth from the company’s base of high-quality integrated device subscribers. AT&T’s fourth-quarter wireless operating income margin was 22.9 percent versus 25.9 percent in the year-earlier quarter, and AT&T’s wireless OIBDA service margin was 37.6 percent, compared with 40.7 percent in the fourth quarter of 2009 and flat sequentially. (OIBDA service margin is operating income before depreciation and amortization, divided by total service revenues.) Fourth-quarter wireless operating expenses totaled $11.7 billion, up 14.3 percent versus the year-earlier quarter, and wireless operating income was $3.5 billion, down 2.8 percent year over year.

Wireline Operational Highlights
AT&T's fourth-quarter wireline results were highlighted by continued growth in consumer revenues, sustained growth in revenues from strategic business services and solid cost management. Highlights included:

Growth in Wireline Consumer Revenues. Driven by strength in IP data services, revenue from residential customers totaled $5.3 billion in the fourth quarter, up 0.7 percent year over year, their second consecutive year-over-year increase.

Continued U-verse Service Gains Driving Consumer Growth. AT&T U-verse TV had its best quarter of the year, adding 246,000 subscribers to reach nearly 3 million in service. In the fourth quarter, the AT&T U-verse High Speed Internet attach rate continued to run above 90 percent, and 60 percent of subscribers took AT&T U-verse Voice. More than three-fourths of AT&T U-verse TV subscribers have a triple- or quad-play option from AT&T. ARPU for U-verse triple-play customers was more than $160.

AT&T's U-verse deployment now reaches more than 27 million living units. Companywide penetration of eligible living units is 14.2 percent, and across areas marketed to for 30 months or more, overall penetration is more than 22 percent. AT&T's total video subscribers, which combine the company's U-verse and bundled satellite customers, reached 4.9 million at the end of the quarter, representing 19.7 percent of households served.

Improved Wireline Broadband Growth. Driven by strength in AT&T U-verse High Speed Internet service and standalone broadband, AT&T posted a 210,000 net gain in wireline broadband connections. About two-thirds of consumers have a broadband plan of 3 Mbps or higher.

U-verse Revenues Up 73.4 Percent. Increased AT&T U-verse penetration drove 28.5 percent year-over-year growth in IP revenues from residential customers (broadband, U-verse TV and U-verse Voice). U-verse continues to drive a transformation in AT&T’s consumer area, reflected by the fact that IP revenues now represent 45.0 percent of AT&T's consumer wireline revenues, up from 35.3 percent in the year-earlier quarter and up from 25.6 percent in the fourth quarter of 2008. In the fourth quarter, AT&T U-verse revenues were $1.3 billion, 73.4 percent higher than in the fourth quarter of 2009.

Further Growth in Revenues Per Household. Driven by AT&T U-verse services, wireline revenues per household served increased 7.5 percent versus the year-earlier fourth quarter and were up 0.4 percent sequentially. This marked AT&T’s 12th consecutive quarter with year-over-year growth in wireline consumer revenues per household.

Consumer Connection Trends. In the fourth quarter, AT&T posted a decline in total consumer revenue connections due primarily to expected declines in traditional voice access lines, consistent with broader industry trends and somewhat offset by increases in U-verse TV and VoIP (Voice over Internet Protocol) connections. AT&T U-verse Voice connections increased by 186,000 in the quarter and 726,000 over the past four quarters. Total consumer revenue connections at the end of the fourth quarter were 43.4 million, compared with 45.3 million at the end of the fourth quarter of 2009 and 43.7 million at the end of the third quarter of 2010.

17.1 Percent Growth in Strategic Business Services Revenues. Revenues from new-generation capabilities that lead AT&T's most advanced business solutions — including Ethernet, VPNs, hosting, IP conferencing and application services — grew 17.1 percent versus the year-earlier quarter, their strongest growth during the year, and were up 5.5 percent from the third quarter of 2010, continuing AT&T’s strong trends in this category. Total business revenues were $9.4 billion, a decline of 4.5 percent versus the year-earlier quarter, reflecting economic weakness in voice and legacy data products, and the third-quarter sale of the company’s Japan assets. Business service revenues, which exclude CPE, declined 4.3 percent year over year and decreased slightly sequentially, down 1.2 percent.

Improved Growth in Business IP Revenues. Total business IP data revenues grew 9.0 percent versus the year-earlier fourth quarter, led by growth in VPN revenues. Global Enterprise Solutions IP data revenues grew 11.0 percent. More than 70 percent of AT&T's frame customers have made the transition to IP-based solutions, which allow them to easily add managed services such as network security, cloud services and IP conferencing on top of their infrastructures. This generated total business data revenue growth of 1.1 percent, the largest growth in this category in four quarters.

Improved Wireline Margin Trends. AT&T’s fourth-quarter wireline operating income margin was 13.0 percent, compared with 12.3 percent in the year-earlier quarter and 13.0 percent in the third quarter of 2010. Fourth-quarter total wireline revenues were $15.1 billion, down 3.2 percent versus the year-earlier quarter. Fourth-quarter wireline operating expenses were $13.1 billion, down 3.9 percent versus the fourth quarter of 2009 and down 1.1 percent sequentially. Wireline operating income totaled $2.0 billion, compared to $1.9 billion in the fourth quarter of 2009 and $2.0 billion in the third quarter of 2010.

About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and around the world. With a powerful array of network resources that includes the nation’s fastest mobile broadband network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet and voice services. A leader in mobile broadband, AT&T also offers the best wireless coverage worldwide, offering the most wireless phones that work in the most countries.  It also offers advanced TV services under the AT&T U-verse® and AT&T │DIRECTV brands. The company’s suite of IP-based business communications services is one of the most advanced in the world. In domestic markets, AT&T Advertising Solutions and AT&T Interactive are known for their leadership in local search and advertising. In 2010, AT&T again ranked among the 50 Most Admired Companies by FORTUNE® magazine.

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Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from Segment Operating Income (loss), as calculated in accordance with generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

NOTE: Adjusted Operating Income and Adjusted Operating Income Margin are non-GAAP financial measures calculated by excluding from operating revenues and operating expenses significant items that are non-operational or non-recurring in nature. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends. Adjusted Operating Income and Adjusted Operating Income Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted Operating Income, as presented, may differ from similarly titled measures reported by other companies.